UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 21, 2005

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On July 21, 2005, El Paso Electric Company (the “Company”) named David G. Carpenter, age 50, as Vice President of Corporate Planning and Controller. Prior to joining the Company, Mr. Carpenter served as Director of Texas Regulatory Services for American Electric Power Service Corporation (a subsidiary of American Electric Power Company, Inc.) from June 2000 to July 2005 and as Director of Regulatory Case Management for Central and South West Services, Inc. from June 1995 to June 2000. Mr. Carpenter has also served as Assistant Controller and Director of Accounting for Central and South West Services, Inc. and as Controller of West Texas Utilities Company. Mr. Carpenter is a Certified Public Accountant. Mr. Carpenter’s base salary will be $180,000, and his target cash bonus opportunity under the Company’s short-term bonus plan will be 30% of base salary. Mr. Carpenter will also participate in the Company’s long-term incentive plan. Mr. Carpenter will enter into a change of control agreement with the Company in substantially the form of Exhibit 10.1 attached to Form 8-K dated March 10, 2005. There is no family relationship between Mr. Carpenter and any director or executive officer of the Company or its subsidiary. There are no transactions or proposed transactions to which the Company or its subsidiary, or their respective directors, shareholders or executive officers, is a party and in which Mr. Carpenter has or will have an interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ SCOTT D. WILSON
Scott D. Wilson
Senior Vice President and
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

Dated: July 21, 2005